UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 19, 2014

Virginia Electric and Power Company

(Exact Name of Registrant as Specified in Its Charter)

Virginia	1-2255	54-0418825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia	23219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 19, 2014, Dominion Resources, Inc. (“Dominion”) and its wholly-owned subsidiaries, Virginia Electric and Power Company (“Virginia Power”) and Dominion Gas Holdings, LLC (“Dominion Gas”), entered into a $4,000,000,000 Five-Year Amended and Restated Revolving Credit Agreement with JPMorgan Chase Bank, N.A., as Administrative Agent, The Royal Bank of Scotland plc, Bank of America, N.A., Barclays Bank PLC and Wells Fargo Bank, N.A., as Syndication Agents, and other lenders named therein. J.P. Morgan Securities Inc., RBS Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Bank PLC, and Wells Fargo Securities, LLC served as Joint Lead Arrangers and Joint Bookrunners.

This credit facility amends and restates, in its entirety, the $3,000,000,000 Three-Year Revolving Credit Agreement dated as of September 24, 2010, as amended by First Amendment dated as of October 1, 2011, previously entered into by Dominion and Virginia Power. The amendments add Dominion Gas as a potential borrower, increase the amount available for borrowing under the credit facility, extend the maturity date and amend the definition of “Applicable Percentage.” A copy of the new credit agreement is included as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

Exhibits:

10.1	$4,000,000,000 Five-Year Amended and Restated Revolving Credit Agreement, dated May 19, 2014, among Dominion Resources, Inc., Virginia Electric and Power Company, Dominion Gas Holdings, LLC, JPMorgan Chase Bank, N.A., as Administrative Agent, The Royal Bank of Scotland plc, Bank of America, N.A., Barclays Bank PLC and Wells Fargo Bank, N.A., as Syndication Agents, and other lenders named therein (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRGINIA ELECTRIC AND POWER COMPANY Registrant

/s/ G. Scott Hetzer
G. Scott Hetzer
Senior Vice President and Treasurer

Date: May 19, 2014